Exhibit 23.4

CONSENT OF INDEPENDENT VALUATION FIRM

March 4, 2009

Subaye.com, Inc.
349 Dabei Road
Siqiao Street, Panyu District
Guangzhou City, Guangdong, China 511400

Subject: Written Consent to Reference Axiom Valuation Solutions’ Valuation in S-1/A Filing of Subaye.com, Inc.

To Whom It May Concern:

We hereby consent to the use in the registration statement on Form S-1/A (Amendment No. 4) of our report dated November 18, 2008 relating to the valuation of certain fixed assets of Subaye.com, Inc. as of July 8, 2008.

Sincerely,

/s/ Roger M. Winsby
Roger M. Winsby
President
Axiom Valuation Solutions
201 Edgewater Drive, Suite 255
Wakefield, MA 01880